Exhibit 10.5

AWARD FORMULA FOR 2017-2018

LEGGETT & PLATT, INCORPORATED

PROFITABLE GROWTH INCENTIVE PROGRAM

On March 22, 2017, the Compensation Committee (Committee) adopted the award formula and performance targets under the Profitable Growth Incentive (PGI) Program for the 2017-2018 Performance Period. Growth performance stock units (GPSUs) are granted to certain key management employees under the PGI Program including our named executive officers: Karl G. Glassman (President and CEO), Matthew C. Flanigan (Executive Vice President and CFO), Perry E. Davis (Executive Vice President, President – Residential Products & Industrial Products), and J. Mitchell Dolloff (Executive Vice President, President – Specialized Products & Furniture Products). Neither Jack D. Crusa nor David S. Haffner were granted GPSUs for the 2017-2018 Performance Period. The GPSUs are granted pursuant to the Company’s Flexible Stock Plan, amended and restated, effective as of May 5, 2015, filed March 25, 2015 as Appendix A to our Proxy Statement for the Annual Shareholders Meeting. The Committee granted the 2017-2018 GPSUs in accordance with the 2017 Form of Profitable Growth Incentive Award Agreement (Form of Award), which was filed as Exhibit 10.2 to the Company’s Form 8-K on November 10, 2016.

The above executives, as well as other key management employees, were granted a number of GPSUs determined by multiplying the executive’s current base annual salary by an award multiple (approved by the Committee), and dividing this amount by the average closing price of our common stock for the 10 business days immediately following the date of our fourth quarter earnings press release. The number of GPSUs that will ultimately vest will depend on the Revenue Growth and EBITDA Margin of the Company (for Glassman and Flanigan), the Residential Products and Industrial Products segments (for Davis) and the Specialized Products and Furniture Products segments (for Dolloff) at the end of a 2-year Performance Period beginning January 1, 2017 and ending December 31, 2018. The percentage of vested GPSUs will range from 0% to 250% of the number granted according to the below payout schedules. Payouts will be interpolated for achievement levels falling between those set out in the schedules below.

2017-2018 Award Payout Percentages

EBITDA Margin	Corporate (Glassman and Flanigan)
20.8%	0%	250%	250%	250%	250%	250%	250%	250%	250%
19.8%	0%	213%	250%	250%	250%	250%	250%	250%	250%
18.8%	0%	175%	213%	250%	250%	250%	250%	250%	250%
17.8%	0%	138%	175%	213%	250%	250%	250%	250%	250%
16.8%	0%	100%	138%	175%	213%	250%	250%	250%	250%
15.8%	0%	75%	100%	138%	175%	213%	250%	250%	250%
14.8%	0%	50%	75%	100%	138%	175%	213%	250%	250%
13.8%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<13.8%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<2.7%	2.7%	3.7%	4.7%	5.7%	6.7%	7.7%	8.7%	9.7%
	Revenue Growth

EBITDA Margin	Residential Products (Davis – Weighted 79.8% of Award)
24.3%	0%	250%	250%	250%	250%	250%	250%	250%	250%
23.3%	0%	213%	250%	250%	250%	250%	250%	250%	250%
22.3%	0%	175%	213%	250%	250%	250%	250%	250%	250%
21.3%	0%	138%	175%	213%	250%	250%	250%	250%	250%
20.3%	0%	100%	138%	175%	213%	250%	250%	250%	250%
19.3%	0%	75%	100%	138%	175%	213%	250%	250%	250%
18.3%	0%	50%	75%	100%	138%	175%	213%	250%	250%
17.3%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<17.3%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<2.4%	2.4%	3.4%	4.4%	5.4%	6.4%	7.4%	8.4%	9.4%
	Revenue Growth

EBITDA Margin	Industrial Products (Davis – Weighted 20.2% of Award)
21.3%	0%	250%	250%	250%	250%	250%	250%	250%	250%
20.3%	0%	213%	250%	250%	250%	250%	250%	250%	250%
19.3%	0%	175%	213%	250%	250%	250%	250%	250%	250%
18.3%	0%	138%	175%	213%	250%	250%	250%	250%	250%
17.3%	0%	100%	138%	175%	213%	250%	250%	250%	250%
16.3%	0%	75%	100%	138%	175%	213%	250%	250%	250%
15.3%	0%	50%	75%	100%	138%	175%	213%	250%	250%
14.3%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<14.3%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<2.5%	2.5%	3.5%	4.5%	5.5%	6.5%	7.5%	8.5%	9.5%
	Revenue Growth

EBITDA Margin	Specialized Products (Dolloff) (Weighted 56.1% of Award)
29.6%	0%	250%	250%	250%	250%	250%	250%	250%	250%
28.6%	0%	213%	250%	250%	250%	250%	250%	250%	250%
27.6%	0%	175%	213%	250%	250%	250%	250%	250%	250%
26.6%	0%	138%	175%	213%	250%	250%	250%	250%	250%
25.6%	0%	100%	138%	175%	213%	250%	250%	250%	250%
24.6%	0%	75%	100%	138%	175%	213%	250%	250%	250%
23.6%	0%	50%	75%	100%	138%	175%	213%	250%	250%
22.6%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<22.6%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<3.2%	3.2%	4.2%	5.2%	6.2%	7.2%	8.2%	9.2%	10.2%
	Revenue Growth

EBITDA Margin	Furniture Products (Dolloff) (Weighted 43.9% of Award)
22.3%	0%	250%	250%	250%	250%	250%	250%	250%	250%
21.3%	0%	213%	250%	250%	250%	250%	250%	250%	250%
20.3%	0%	175%	213%	250%	250%	250%	250%	250%	250%
19.3%	0%	138%	175%	213%	250%	250%	250%	250%	250%
18.3%	0%	100%	138%	175%	213%	250%	250%	250%	250%
17.3%	0%	75%	100%	138%	175%	213%	250%	250%	250%
16.3%	0%	50%	75%	100%	138%	175%	213%	250%	250%
15.3%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<15.3%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<2.9%	2.9%	3.9%	4.9%	5.9%	6.9%	7.9%	8.9%	9.9%
	Revenue Growth

“EBITDA Margin” for the Company or applicable business units equals the cumulative Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) over the 2-year Performance Period divided by the total revenue over the Performance Period. EBITDA Margin targets are based upon the prior 3-year cumulative EBITDA Margin for the Company or applicable business units. The threshold for payout begins at 1 percentage point less than the 3-year average.

“Revenue Growth” will be the compound annual growth rate (CAGR) of the total revenue for the Company or applicable business units in the second fiscal year of the Performance Period compared to the Base Year Revenue. “Base Year Revenue” is the total revenue of the Company or applicable business units in the fiscal year immediately preceding the Performance Period.

The Revenue Growth threshold for payout for the Company or applicable business units is based on the “Forecast GDP Growth” for the Company or applicable business units as determined by the weighted average GDP growth forecast for the Performance Period calculated from data published (in January in the first year in the Performance Period) in the International Monetary Fund’s World Economic Outlook Update, and weighted according to the Company’s or applicable business units’ revenue originating from the United States, Euro Area, China, Canada and Mexico.

In determining the Revenue Growth for the Company or applicable business units during the Performance Period, the percentage of Revenue Growth will be adjusted by the difference (positive or negative) between the Forecast GDP Growth for the Company minus the Actual GDP Growth for the Company, but such adjustment will be made only if the difference is greater than ±1.0%. “Actual GDP Growth” is the weighted average GDP growth for 2017-2018 calculated from data published in the International Monetary Fund’s January 2019 World Economic Outlook Update (or, in the event such publication is unavailable, a reasonable substitute report) for the same geographies and using the same weighting.

The calculations for Revenue Growth and EBITDA Margin will include results from businesses acquired during the Performance Period. Revenue Growth and EBITDA Margin will exclude results for any businesses divested during the Performance Period, and the divested businesses’ revenue will also be deducted from Base Year Revenue. EBITDA margin will exclude results from non-operating branches and, with respect to business units, all amounts related to corporate allocations. EBITDA results will be adjusted to eliminate gain, loss or expense, as determined in accordance with standards established under Generally Accepted Accounting Principles (i) from non-cash impairments; (ii) related to loss contingencies identified in Note S to the financial statements in the Company’s 2016 Form 10-K; (iii) that are unusual in nature or infrequent in occurrence; (iv) related to the disposal of a segment of a business, or (v) related to a change in accounting principle.

Capitalized terms, not otherwise defined herein, have the meanings given to them in the Form of Award.

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